EXHIBIT 24
                                                            ----------

                            POWER OF ATTORNEY

    KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Mark E. Reese and Bruce G. Kelley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities related to signing and filing the Form 10-K (annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934) for the year ending December 31, 2004, and all other related filings with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

SIGNATURE                                     TITLE
---------                                     -----

/s/ Margaret A. Ball
---------------------------
Margaret A. Ball                              Director

/s/ George C. Carpenter III
---------------------------
George C. Carpenter III                       Director

/s/ David J. Fisher
---------------------------
David J. Fisher                               Director

/s/ Bruce G. Kelley
---------------------------
Bruce G. Kelley                               Director

/s/ George W. Kochheiser
---------------------------
George W. Kochheiser                          Chairman of the Board of
                                              Directors

/s/ Raymond A. Michel
---------------------------
Raymond A. Michel                             Director

/s/ Fredrick A. Schiek
---------------------------
Fredrick A. Schiek                            Director

/s/ Joanne L. Stockdale
---------------------------
Joanne L. Stockdale                           Director

February 24, 2005